UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

CareCloud, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCLD	Nasdaq Global Market
8.75% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	CCLDO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.05 Material Cybersecurity Incidents.

On March 16, 2026, CareCloud, Inc. (the “Company”) experienced a temporary network disruption in its CareCloud Health division that partially impacted the functionality and data access to 1 of its 6 electronic health record environments for approximately 8 hours until the Company fully restored all functionality and data access during that evening. Upon discovery of this incident, the Company promptly reported the matter to its cybersecurity carrier and engaged a leading cyber response advisory team which is part of a Big Four accounting firm to perform external cybersecurity work and to assist with securing the environment, as well as to conduct a comprehensive IT forensic investigation to determine the nature and scope of this incident.

The Company further believes that the incident was contained to the CareCloud Health environment and did not affect the Company’s other platforms, divisions, systems, data or environments. The incident was contained on the day it was discovered. The Company believes that it has sufficient cybersecurity insurance coverage for any potential losses. The Company further believes that the incident was caused by an unauthorized third party who temporarily had access to the system. The Company has reported the matter to the appropriate law enforcement authorities.

The Company is continuing to investigate the nature and scope of the incident. The affected environment stores patient information, and the Company continues to assess whether, and the extent to which, patient information or other data was accessed or exfiltrated, and the categories and volume of any such data.

All affected systems have been fully restored, and the Company believes that the threat actor no longer has any access to the same. As part of its remediation efforts, the Company is working with its outside cybersecurity experts to further reinforce its information technology systems and to prevent future unauthorized access.

As of the date of this Current Report on Form 8-K, the incident has not had a material impact on the Company’s operations. On March 24, 2026, the Company nevertheless determined that the incident is material in light of the sensitivity of the potentially affected information and the potential consequences of the incident, including remediation and response costs, legal, regulatory and notification-related matters, and possible effects on patients, customers, counterparties, reputation and operations. The Company believes that the incident is not reasonably likely to have a material impact on the Company’s financial condition or results of operations but has not yet determined the full impact of the incident. To the extent any information required by Item 1.05(a) of Form 8-K was not determined or was unavailable at the time of this filing, the Company will amend this Current Report on Form 8-K as such information is determined or becomes available.

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Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the scope of the incident, whether and to what extent patient information or other data was accessed or exfiltrated, the categories and volume of data affected, the effectiveness of the Company’s containment and remediation efforts, the Company’s assessment of notification obligations, and the actual and reasonably likely impact of the incident on the Company’s business, operations, financial condition and results of operations. These statements are based on current information, estimates and assumptions and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied by these forward-looking statements. Except as required by law, the Company undertakes no obligation to update these statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareCloud, Inc.

Date:	March 27, 2026	By:	/s/ Norman Roth
Norman Roth
Interim Chief Financial Officer and Corporate Controller

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